UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2020 (April 20, 2020)

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	ADC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

April 2020 Forward Transaction

On April 20, 2020, Agree Realty Corporation, a Maryland corporation (the “Company”) entered into (a) a forward sale agreement (the “Forward Sale Agreement”) with Citibank, N.A. (“Citibank”), and (b) an underwriting agreement (the “Underwriting Agreement”) with (i) Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), for which the Company is the sole general partner, (ii) Citigroup Global Markets Inc. (“Citigroup”), in its capacity as forward seller, (iii) Citigroup, as representative of the several underwriters named therein, and (iv) Citibank, in its capacity as forward counterparty, relating to the issuance and sale of up to 6,166,666 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a public offering price of $60.00 per share. The underwriters sold all of the Shares to Cohen & Steers Capital Management, Inc. The sale of the Shares closed on April 22, 2020.

The Shares were offered pursuant to the Company’s registration statement on Form S-3 (File No. 333-218476) which became effective upon filing with the Securities and Exchange Commission (“SEC”) on June 2, 2017. A copy of the Forward Sale Agreement and Underwriting Agreement are filed herewith as Exhibits 1.1 and 1.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibits 1.1 and 1.2.

Settlement of Existing Forward Agreements

On April 20, 2020, the Company delivered settlement notices to physically settle each of its forward sale agreements existing prior to such date (the “Existing Forwards”). On April 22, 2020, the Company delivered 3,976,695 shares of the Company’s common stock to effect the settlements, for net proceeds of approximately $267 million. Following those settlements, no shares of the Company’s common stock remain subject to future settlement under the Existing Forwards.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit	Description

1.1	Forward Sale Agreement, dated as of April 20, 2020 between the Company and Citibank
1.2	Underwriting Agreement, dated as of April 20, 2020 by and among the Company, the Operating Partnership, Citigroup and Citibank
5.1	Opinion of Ballard Spahr LLP regarding the validity of the Shares to be issued and offered
8.1	Opinion of Honigman LLP as to certain tax matters
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
23.2	Consent of Honigman LLP (included in Exhibit 8.1)
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

By:	/s/ Clayton R. Thelen
	Name:	Clayton R. Thelen
	Title:	Chief Financial Officer and Secretary

Date: April 22, 2020